UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Measurement Specialties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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As previously disclosed, on June 18, 2014, Measurement Specialties, Inc. (the “Company”), TE Connectivity Ltd (“TE”) and Wolverine-Mars Acquisition, Inc., an indirect wholly-owned subsidiary of TE (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of TE.

On July 24, 2014, the Company filed a definitive proxy statement (the “Proxy Statement”) under cover of a Schedule 14A with the Securities and Exchange Commission.

The following disclosure supplements the discussion in the section of the Proxy Statement captioned “CFIUS Clearance” by amending and restating the fourth paragraph on page 53:

“TE and the Company have decided that it is in their mutual best interest to submit a joint voluntary notice to the CFIUS and obtain CFIUS clearance for the transaction. TE and the Company “pre-filed” a draft notice with the CFIUS staff on July 1, 2014, and filed the notice with CFIUS staff on July 18, 2014. On August 19, 2014, the CFIUS notified the Company and TE that it will conduct a second-phase, 45-day investigation of the merger and that such review will be completed on or before October 3, 2014. TE and the Company do not believe that the transactions contemplated by the merger present national security considerations requiring mitigation. Nevertheless, the Company cannot provide assurances that there will not be an issue in the CFIUS process or that the CFIUS will clear the transaction without mitigation or conditions.”

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

Additional Information and Where To Find It

On July 24, 2014, Measurement Specialties, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction with TE Connectivity Ltd. (“TE”). The definitive proxy statement is being sent or given to the Company’s shareholders of record. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov, or by going to the Investor Relations page on the Company’s corporate website at www.meas-spec.com. In addition, security holders may obtain free copies of the definitive proxy statement from the Company by contacting Investor Relations by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666.

Interests of Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction with TE. Information about the directors and executive officers of the Company is set forth in Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on July 29, 2014. This document is available free of charge at the SEC’s website at www.sec.gov, by mail at Attn: Investor Relations, Mark Thomson, CFO, 1000 Lucas Way, Hampton, VA 23666, or by going to the Investor Relations page on the Company’s corporate website at www.meas-spec.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the definitive proxy statement the Company filed with the SEC. TE and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about TE’s directors and executive officers is set forth in the proxy statement for TE’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 15, 2014, TE’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013, which was filed with the SEC on November 15, 2013, and TE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2014 and December 27, 2013, which were filed with the SEC on April 24, 2014 and January 23, 2014 respectively.

Forward-Looking Statements

Statements in this communication that are not strictly historical, including statements regarding the proposed transaction with TE, the expected timetable for completing the proposed transaction, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: general economic conditions and conditions affecting the industry in which the Company operates; the uncertainty of regulatory approvals; approval of the merger agreement by the Company’s shareholders; and the parties’ ability to satisfy the closing conditions and consummate the proposed transaction. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s SEC filings, including its definitive proxy statement for the proposed transaction with TE and its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication and the Company assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.